Exhibit 10.5

AMENDMENT TO REIMBURSEMENT AGREEMENT

THIS AMENDMENT TO REIMBURSEMENT AGREEMENT (this “Amendment”), effective as of February 20, 2008, is made and entered into by and between Smart Online, Inc., a Delaware corporation (the “Company”), and Atlas Capital SA, a Swiss business organization (“Atlas”).

W I T N E S S E T H:

WHEREAS, in connection with that certain Loan Agreement between the Company and Wachovia Bank, NA (“Wachovia”) dated as of November 10, 2006 (the “Wachovia Loan Agreement”), Atlas directed HSBC Private Bank (Suisse) SA, a Swiss business organization (the “Letter of Credit Provider”), to issue an irrevocable, direct-pay letter of credit to Wachovia (the “Wachovia Letter of Credit”) as security under the Wachovia Loan Agreement; and

WHEREAS, the Company and Atlas entered into a Reimbursement Agreement dated as of November 10, 2006 (the “Reimbursement Agreement”), pursuant to which the Company agreed to reimburse Atlas in the event any amount was drawn and paid under the Wachovia Letter of Credit; and

WHEREAS, the Company has terminated the Wachovia Loan Agreement and indefeasibly paid in full all obligations thereunder, and Wachovia has released the Wachovia Letter of Credit; and

WHEREAS, pursuant to a Commercial Note dated as of the effective date hereof (as the same may be amended pursuant to its terms from time to time, the “Paragon Loan Agreement”) between the Company and Paragon Commercial Bank, a North Carolina bank (“Paragon”), Paragon will make available to the Company a revolving line of credit in a maximum principal amount of $2,470,000.00 (the “Paragon Revolving Line”); and

WHEREAS, to induce Paragon to enter into the Paragon Loan Agreement and make the Paragon Revolving Line available to the Company, and to provide security under the Paragon Loan Agreement for the payment of the Paragon Revolving Line, the Company has requested that Atlas direct the Letter of Credit Provider to issue an irrevocable, direct-pay letter of credit to Paragon substantially in the form of Exhibit A attached hereto (as the same may be amended from time to time, the “Paragon Letter of Credit”); and

WHEREAS, Atlas is willing to direct the Letter of Credit Provider to issue the Paragon Letter of Credit, subject to the Company and Atlas amending the Reimbursement Agreement to provide for reimbursement by the Company in the event any amount is drawn and paid under the Paragon Letter of Credit.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to Reimbursement Agreement.

(a) The first Recital of the Reimbursement Agreement is amended and restated in its entirety to read as follows:

“WHEREAS, pursuant to a Commercial Note dated as of February 20, 2008 (as the same may be amended pursuant to its terms from time to time, the “Loan Agreement”) between the Company and Paragon Commercial Bank, a North Carolina bank (the “Bank”), the Bank will make available to the Company a revolving line of credit in a maximum principal amount of $2,470,000.00 (the “Revolving Line”); and”

(b) Section 2.1(a) of the Reimbursement Agreement is amended and restated in its entirety to read as follows:

“(a) Atlas shall direct the Letter of Credit Provider to issue the Letter of Credit on February 20, 2008. The Letter of Credit shall be issued in an amount equal to $2,470,000.00. The term of the Letter of Credit shall end on February 18, 2010.”

(c) Section 2.3 of the Reimbursement Agreement is deleted in its entirety.

(d) Exhibit A to the Reimbursement Agreement is deleted in its entirety and replaced with Exhibit A to this Amendment.

Section 2. Reference to and Effect on the Reimbursement Agreement.

(a) Each reference in the Reimbursement Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Reimbursement Agreement, and each reference to the “Reimbursement Agreement”, “thereunder”, “thereof” or words of like import referring to the Reimbursement Agreement as amended hereby, shall mean and be a reference to the Reimbursement Agreement as amended hereby.

(b) Except as specifically amended above, the Reimbursement Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Section 3. Controlling Law. This Amendment has been executed, delivered and accepted at, and shall be deemed to have been made in, the State of Delaware and shall be interpreted in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of Delaware, without regard to principles of conflicts of laws.

Section 4. Counterparts. This Amendment may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same.

[Signature Page to Amendment to Reimbursement Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

SMART ONLINE, INC.

By:	/s/ David E. Colburn
Name:	David E. Colburn
Title:	President and Chief Executive Officer

ATLAS CAPITAL, S.A.

By:	/s/ Avy Lugassy
Name:	Avy Lugassy
Title:	Member of the Management